Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Employee Directors’ Share Plan of Burford Capital Limited of our report dated March 24, 2021, with respect to the consolidated financial statements of Burford Capital Limited included in its Annual Report (Form 20-F No. 001-39511), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Guernsey, Channel Islands
September 13, 2021